                                                                    EXHIBIT 23.1
                             DELOITTE & TOUCHE LLP
                                    BCE PLACE
                                 181 BAY STREET
                                   SUITE 1400
                             TORONTO, ONTARIO M5J2V1
                                     CANADA






Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of Dusa Pharmaceuticals, Inc. on Form S-3 of our report dated February 4, 1999 (which expresses an unqualified opinion and includes an emphasis paragraph indicating that the Company is in the development stage), appearing in the Annual Report on Form 10-K of Dusa Pharmaceuticals, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Chartered Accountants

Toronto, Ontario
June 18, 1999